UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2025

CNH INDUSTRIAL N.V.

(Exact name of registrant as specified in its charter)

Netherlands	001-36085	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cranes Farm Road, Basildon, Essex, SS14 3AD, United Kingdom	N/A
(Address of principal executive offices)	(Zip Code)

+44 2079 251964

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value €0.01	CNHI	New York Stock Exchange
3.850% Notes due 2027	CNHI27	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2025, Stefano Pampalone, CNH Industrial N.V.’s Agriculture Chief Commercial Officer, entered into an employment agreement (the “Employment Agreement), which supersedes and replaces Mr. Pampalone’s prior compensation arrangements. The Employment Agreement provides that Mr. Pampalone will receive a base salary of 564,270 Swiss Franc (approximately $619,000) and a target bonus percentage equal to 80% of his base salary. Mr. Pampalone will also be eligible to receive annual long-term incentive awards with an aggregate grant date value no less than 200% of base salary, and he is also eligible to participate in employee benefit plans and programs consistent with those provided generally to similarly-situated executives from time to time. Under the Employment Agreement, Mr. Pampalone’s employment may be terminated by either party upon three months’ prior written notice to the end of any calendar day. If Mr. Pampalone experiences a Qualifying Termination other than in connection with a Change in Control (as each such term is defined in the Employment Agreement), Mr. Pampalone will receive cash severance equal to 9 months base salary as of the termination date payable in equal installments over 9 months. Upon a termination of employment within 24 months after a Change of Control, Mr. Pampalone will receive the cash severance equal to 21 months base salary, payable 60 days after termination, and full vesting of equity and long-term incentive awards at the target level of performance (if applicable). Severance and post-termination vesting benefits payable pursuant to the Employment Agreement are subject to Mr. Pampalone’s execution and non-revocation of a release of claims and compliance with restrictive covenants, including non-solicitation and non-competition covenants that continue for one year following a termination of employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Stefano Pampalone Employment Agreement, dated January 8, 2025

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNH INDUSTRIAL N.V.

By:	/s/ Roberto Russo
Name:	Roberto Russo
Title:	Chief Legal and Compliance Officer

Date: January 14, 2025